EXHIBIT 4.1

                            INVESTOR RIGHTS AGREEMENT

      THIS INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of December 9, 2005, by and among EarthShell Corporation, a Delaware corporation (the "COMPANY") and the purchasers of the Company's Common Stock ("COMMON STOCK") set forth on Schedule 1 of that certain Letter Agreement of even date herewith (the "LETTER AGREEMENT") and Schedule 1 hereto and the grantees under the Warrant Agreements (the "WARRANT AGREEMENTS") issued as set forth in the Letter Agreement. The purchasers of the Common Stock and grantees under the Warrant Agreements shall be referred to hereinafter as the "INVESTORS" and each individually as an "INVESTOR."

                             PRELIMINARY STATEMENTS

      A. As of the date hereof, the Company has sold and issued Two Hundred Sixty-Six Thousand Six-Hundred Sixty-Seven (266,667) shares of Common Stock pursuant to the Letter Agreement and the related Stock Purchase Agreement and One Million Thirty-Three Thousand Three Hundred Thirty-Three (1,033,333) shares of its Common Stock pursuant to the Letter Agreement and the related Warrant Agreements, as set forth in the Letter Agreement.

      B. As a condition of entering into the Letter Agreement, the Investors have requested that the Company extend to them registration rights as set forth below.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Letter Agreement and for other good, valuable and binding consideration, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

I. GENERAL


      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

      "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

      "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.


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      "REGISTRABLE  SECURITIES"  means (a) Common Stock of the Company issued to
Investors pursuant to the Letter Agreement, Stock Purchase Agreement or Warrant Agreements; and (b) any Common Stock of the Company issued as (or issuable upon the exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities eligible to be sold by a person to the public pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

      "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (including the compensation of regular employees of the Company which shall be paid in any event by the Company).

      "SEC" or "COMMISSION" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SELLING   EXPENSES"   means  all   underwriting   discounts  and  selling
commissions applicable to the sale.

      "SHARES" means the Company's Common Stock issued pursuant to the Stock Purchase Agreement or Warrant Agreements and held by the Investors listed on schedule 1 hereto and their permitted assigns.

II. REGISTRATION

      2.1 DEMAND REGISTRATION.

            (a) Subject to the conditions hereof and applicable law, rule or regulation, if the Company shall receive a written request from the Holders of twenty-five percent of the Registrable Securities (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent of the Registrable Securities (a "QUALIFIED PUBLIC OFFERING"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request within ten days of the delivery of the Company's notice to be registered.


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            (b) If the Initiating  Holders intend to distribute the  Registrable
Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.1(a) or Section 2.3(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
2.1 or Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders
(including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

            (c) The Company shall not be required to effect a registration pursuant to this Section 2.1:

                  (i) if the Company has effected one (1) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

                  (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

      2.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder, unless the Company is otherwise prohibited from doing so due to an agreement outstanding as of the date hereof or by applicable law, rule or regulation. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.


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            (a)  Underwriting.  If the  registration  statement  under which the
Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that
marketing   factors  require  a  limitation  of  the  number  of  shares  to  be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis, unless the Company is required to effect a different allocation due to an agreement outstanding as of the date hereof or by law or applicable law, rule or regulation. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless the Company is required to do so due to an agreement outstanding as of the date hereof or by law or applicable law, rule or regulation. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such
"Holder"  shall  be  based  upon  the  aggregate   amount  of  shares   carrying
registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

            (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

      2.3 FORM S-3 REGISTRATION. Subject to the conditions hereof and applicable law rules or regulation, in the event the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement with respect to all or a part of the Registrable Securities owned by such Holder or Holders in excess of an aggregate of hundred-thousand shares of Registrable Securities, the Company will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and


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            (b) as soon as  practicable,  file a registration  statement on Form
S-3 and effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3 if Form S-3 (or any successor or similar form) is not available for such offering by the Holders.

      2.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 2.1 or any registration under Section 2.2 or Section 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

      2.5  OBLIGATIONS  OF  THE  COMPANY.   Whenever   required  to  effect  the
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) [Intentionally omitted.]

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is, to its knowledge, required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


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            (g)  Use  its  best  efforts  to  furnish,  on the  date  that  such
Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

      2.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

      2.7 DELAY OF REGISTRATION; FURNISHING INFORMATION.

            (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

            (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if the number of shares of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.

      2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.


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            (b) To the extent permitted by law, each Holder will, if Registrable
Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under a writing provided to the Company by such Holder and stated to be for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.8 exceed the proceeds from the offering received by such Holder.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.


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            (d) If the indemnification  provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein,
the  indemnifying   party,  in  lieu  of  indemnifying  such  indemnified  party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

            (e) The  obligations  of the Company and Holders  under this Section
2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least ten thousand (10,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.


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      2.10 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

      2.11 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

      2.12 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

III. MISCELLANEOUS

      3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

      3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      3.4 ENTIRE AGREEMENT. This Agreement and the Exhibit and Schedule hereto, the Letter Agreement, the Stock Purchase Agreement and the Warrant Agreements and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      3.5  SEVERABILITY.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      3.6 AMENDMENT AND WAIVER.

            (a) Except as otherwise expressly provided herein, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

            (b) Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

      3.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

      3.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Schedule 1 hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      3.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.

IV. LIMITATION ON EARTHSHELL CORPORATION DIRECT LIABILITY

      Notwithstanding any provision to the contrary in this Investor Rights Agreement, the letter agreement, dated December 9, 2005, between EarthShell Corporation and EarthShell Asia, Limited, pursuant to which this Investor Rights Agreement has been issued, or the agreements and letters to be delivered pursuant to the terms of such letter agreement, if EarthShell Corporation defaults under the terms of this Investor Rights Agreement, the letter agreement, dated December 9, 2005, between EarthShell Corporation and EarthShell Asia, Limited, pursuant to which this Investor Rights Agreement has been issued, and/or the agreements and letters to be delivered pursuant to the terms of such letter agreement, EarthShell Asia, Limited, each of the signatories to the agreements delivered pursuant to the letter agreement, including the Investor under this Investor Rights Agreement, each of the holders of EA Shares and EA Warrants, as defined in such letter agreement, individually and collectively, shall under no circumstances be entitled to recover or collect directly from EarthShell Corporation, whether by Fee Damages, as such term is defined in the letter agreement, or judgment for damages or otherwise, an aggregate amount for any and all EarthShell Corporation defaults which exceeds the total of (i) $900,000, plus (ii) the total of all Technology Fees paid by EarthShell Asia, Limited to EarthShell Corporation under the terms of the Asian Sublicense Agreements, as such term is defined in the letter agreement, plus (iii) the total of all royalties paid by EarthShell Asia, Limited to EarthShell under the terms of the Five Sublicenses, as such term is defined in the letter agreement, prior to the date of such collection or recovery. To the extent one or more judgments is not satisfied in full directly from EarthShell Corporation because of the foregoing limitation on EarthShell Corporation's direct liability, the balance or balances may be withheld by EarthShell Asia, Limited from future Technology Fee or royalty payments otherwise due from EarthShell Asia, Limited to EarthShell Corporation under the terms of the Five Sublicenses, as such term is defined in the letter agreement, and applied by EarthShell Asia, Limited to such balance or balances, whether the balance or balances are owed to EarthShell Asia, Limited, a signatory to an agreement delivered pursuant to the letter agreement or to a holder of EA Shares or EA Warrants, as such terms are defined in the letter agreement.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof


                                       COMPANY: EarthShell Corporation

                                       By: /s/ Scott Houston
                                           -------------------------------------
                                           Name:    Scott Houston
                                           Title:   Chief Financial Officer


                                       INVESTORS:



                                       /s/ Steven L. Galvanoni, Trustee
                                       -----------------------------------------
                                       Steven L. Galvanoni, as trustee of the
                                       Steven L. Galvanoni Trust



                                       /s/ Greg C. Hoffman
                                       -----------------------------------------
                                       Greg C. Hoffman



                                       /s/ Monty Waltz
                                       -----------------------------------------
                                       Monty Waltz



                                       /s/ Ying Wang
                                       -----------------------------------------
                                       Ying Wang



                 [Signature Page to Investors Rights Agreement]

                                   SCHEDULE 1

                              SCHEDULE OF INVESTORS
                              ---------------------


166,667 PREVIOUSLY PURCHASED EA SHARES
--------------------------------------

NAME                                                        NUMBER OF SHARES
----------------------------------------------------------- --------------------
Ying Wang                                                   83,333
----------------------------------------------------------- --------------------
Monty Waltz                                                 33,333
----------------------------------------------------------- --------------------
Steven L. Galvanoni,                                        33,333
as trustee of the Steven L. Galvanoni Trust
----------------------------------------------------------- --------------------
Greg Hoffman                                                16,668
----------------------------------------------------------- --------------------
         TOTAL                                              166,667
----------------------------------------------------------- --------------------

100,000 ADDITIONAL EA SHARES
----------------------------

NAME                                                        NUMBER OF SHARES
----------------------------------------------------------- --------------------
Steven L. Galvanoni,                                        50,000
as trustee of the Steven L. Galvanoni Trust
----------------------------------------------------------- --------------------
Greg Hoffman                                                50,000
----------------------------------------------------------- --------------------
         TOTAL                                              100,000
----------------------------------------------------------- --------------------